As filed with the Securities and Exchange Commission on November 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3711155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7005 Southfront Road

Livermore, California 94551

(925) 290-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aric McKinnis

Senior Vice President and Chief Financial Officer

FormFactor, Inc.

7005 Southfront Road

Livermore, California 94551

(925) 290-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Calise Y. Cheng Freshfields US LLP 855 Main Street Redwood City, CA 94063 (650) 618-9250	Alan Chan Senior Vice President, Chief Legal Officer and Secretary FormFactor, Inc. 7005 Southfront Road Livermore, CA 94551 (925) 290-4000	J.T. Ho Cleary Gottlieb Steen & Hamilton LLP 650 California St, Suite 2400 San Francisco, CA 94108 (415) 796-4495

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Selling Stockholder after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Up to 2,234,887 Shares of Common Stock

Offered by the Selling Stockholder

FormFactor, Inc.

Common Stock

This prospectus relates to the proposed resale or other disposition from time to time by Teradyne, Inc., the selling stockholder identified in this prospectus (the Selling Stockholder), of up to an aggregate of 2,234,887 shares of our common stock, par value $0.001 per share. The shares were issued and sold to the Selling Stockholder pursuant to the Securities Purchase Agreement, dated as of October 6, 2026, by and between the Company and the Selling Stockholder, in a private placement exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the Securities Act), and Regulation D promulgated thereunder, which closed on November 9, 2026. We will not sell any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the Selling Stockholder.

The Selling Stockholder or its pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of our common stock from time to time through public or private transactions, subject to the transfer restrictions described under “Selling Stockholder—Transfer Restrictions.” The shares of our common stock offered by the Selling Stockholder may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. We will bear the registration expenses allocated to us under the Registration Rights Agreement, dated as of October 6, 2026, by and between the Company and the Selling Stockholder (the Registration Rights Agreement). The Selling Stockholder will bear all other fees, costs and expenses incurred by it in connection with its registration rights, including underwriting discounts, selling commissions, applicable stock transfer taxes and fees, and the fees and disbursements of its counsel, accountants and other advisors. See the information under the headings “Selling Stockholder—Registration Rights” and “Plan of Distribution” for more information.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “FORM.” On November 11, 2026, the last reported sale price of shares of our common stock on the Nasdaq Global Select Market was $95.78 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” on page 3 of this prospectus and in the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, using a “shelf” registration process.

This prospectus relates to the resale or other disposition of up to 2,234,887 shares of our common stock held by the Selling Stockholder identified under the heading “Selling Stockholder.” This prospectus provides you with a general description of the securities the Selling Stockholder may offer. When the Selling Stockholder sells shares of our common stock using this prospectus, we or the Selling Stockholder may, if required, provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or a prospectus supplement.

Neither we nor the Selling Stockholder are offering to sell these securities in any jurisdiction where such offer and sale is not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Neither this prospectus nor any accompanying prospectus supplement constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus or such accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus or in an applicable prospectus supplement is accurate only as of their respective dates, and the information in the documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus or any applicable prospectus supplement in making your investment decision. You should read both this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus and the additional information described under “Where You Can Find More Information” in this prospectus, before investing in our common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “FormFactor,” the “Company,” the “Registrant,” “we,” “us” and “our” refer, collectively, to FormFactor, Inc., a Delaware corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock, par value $0.001 per share, of FormFactor, Inc.

All references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference herein and therein are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

PROSPECTUS SUMMARY

The following summary of our business highlights certain of the information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus. You should also carefully consider the matters discussed in this prospectus under the heading “Risk Factors” and in other periodic reports incorporated herein by reference.

Our Company

FormFactor, Inc. is a leading provider of electrical and optical test and measurement technologies along the full semiconductor product lifecycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. We provide a broad range of high-performance probe cards, analytical probes, probe stations, thermal systems, and cryogenic systems to both semiconductor companies and scientific institutions. Our products provide electrical and optical information from a variety of semiconductor and electro-optical devices and integrated circuits from early research, through development, to high-volume production. Customers use our products and services to accelerate profitability by optimizing device performance, reducing scrap, and improving yields.

We operate in two reportable segments consisting of the Probe Cards segment and the Systems segment. Sales of our probe cards and analytical probes are included in the Probe Cards segment, while sales of our probe stations, thermal systems and cryogenic systems are included in the Systems segment.

Corporate Information

FormFactor, Inc. is a Delaware corporation. We were founded in 1993.

Our principal executive offices are located at 7005 Southfront Road, Livermore, California 94551. Our telephone number is (925) 290-4000. Our website address is http://www.formfactor.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risk factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 27, 2025 and in our subsequent periodic reports under the Securities Exchange Act of 1934, as amended (the Exchange Act), which are incorporated into this prospectus by reference, together with other information in this prospectus and the information and documents incorporated by reference herein. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition, results of operations, prospects or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any accompanying prospectus supplement and the information incorporated by reference herein and therein, contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to known and unknown risks and uncertainties. The forward-looking statements include statements concerning, among other things, our business strategy (including the influence of anticipated trends and developments in our business and the markets in which we operate), financial results, operating results, revenues, gross margins, liquidity, operating expenses, effective tax rate and deferred tax assets, products, projected costs and capital expenditures, research and development programs, sales and marketing initiatives, competition, and the impact of accounting standards. In some cases, you can identify these statements by our use of forward-looking words, such as “may,” “might,” “likely,” “will,” “could,” “forecast,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend” “target,” “potential” and “continue,” the negative or plural of these words and other comparable terminology. Actual events or results may differ materially from those expressed or implied by these statements due to various factors, including but not limited to the matters discussed under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, and the following:

•	customer demand for and adoption of our products;

•	market and competitive conditions in our industry, the semiconductor industry and the economy as a whole;

•	the timing and success of new technologies and product introductions by our competitors and by us;

•	our ability to work efficiently with our customers on their qualification of our new technologies and products;

•	our ability to deliver reliable, cost-effective products that meet our customers’ testing requirements in a timely manner;

•	our ability to transition to new product architectures to solve next-generation semiconductor test and measurement challenges, and to bring new products into volume production on time and at acceptable yields and cost;

•	our ability to implement measures for enabling efficiencies and supporting growth in our design, applications, manufacturing and other operational activities;

•	changes in trade, tariff or export regulations in the markets where we produce or sell our products;

•	the reduction, rescheduling or cancellation of orders by our customers;

•	our ability to collect accounts receivable owed by our customers;

•	our product and customer sales mix and geographical sales mix;

•	reductions in the prices or the profitability of our products due to competitive pressures or other factors;

•	the timely availability or the cost of labor, components and materials utilized in our products;

•	our ability to efficiently optimize manufacturing capacity and production yields as necessary to meet customer demand and ramp variable production volumes at our manufacturing facilities;

•	our ability to protect our intellectual property against infringement and continue our investment in research and development and design activities;

•	the timing of and return on our investments in research and development;

•	any disruption in the operation of our manufacturing facilities;

•	risks associated with our restructuring plans, credit facilities and tax burden, changes in applicable legislation, and our ability to execute our business strategy, including our expansion plans;

•	disruptions, security breaches or compromises of our information technology and electronic data systems, including third-party systems, and risks associated with our use of artificial intelligence, third-party data and open-source software and compliance with data privacy and security requirements;

•	risks to the Company’s realization of benefits from acquisitions and investments in capacity and data systems; and

•	factors impacting political and global economic stability, including natural disasters, pandemics, military conflicts, inflation, and other factors acting alone or in combination.

Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any accompanying prospectus supplement, any post-effective amendment to the registration statement of which this prospectus forms a part or the information incorporated by reference herein or therein. Given these risks, uncertainties, and other factors, you should not place undue reliance on these forward-looking statements. You should read carefully this prospectus, any applicable prospectus supplement, and any post-effective amendment to the registration statement of which this prospectus forms a part, together with the information incorporated herein or therein by reference as described under the sections titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

The Selling Stockholder may make offers and sales pursuant to this prospectus. We will not receive any of the proceeds of such offerings.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares. We will incur certain fees and expenses in connection with effecting the registration with the SEC of the shares of our common stock to be sold by the Selling Stockholder, including, without limitation, all registration, filing, and printing fees and expenses, and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder from time to time of up to an aggregate of 2,234,887 shares of common stock. The shares of common stock being offered by the Selling Stockholder were acquired from us in a private placement pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On October 6, 2026, we entered into the securities purchase agreement (the Securities Purchase Agreement) with Teradyne, Inc. for the sale of 2,234,887 shares of our common stock for aggregate cash consideration of approximately $300.0 million. The sale of the shares closed on November 9, 2026. Throughout this prospectus, when we refer to the Selling Stockholder, we are referring to the Selling Stockholder named herein and any donees, pledgees, transferees, assignees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. We will not receive any proceeds from the resale of the shares of common stock by the Selling Stockholder. We are registering the above-referenced shares to permit the Selling Stockholder to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

The table below provides information regarding the beneficial ownership of our common stock by the Selling Stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as otherwise indicated, the Selling Stockholder has voting and investment power with respect to all shares of capital stock held by it. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder as of November 9, 2026. The column titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” lists the common stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of the Registration Rights Agreement (as defined below), this prospectus covers the resale of all of the shares of common stock issued pursuant to the Securities Purchase Agreement. The number of shares and percentage set forth under the heading “Number of Shares of Common Stock Beneficially Owned After Offering” assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

In accordance with the terms of the registration rights agreement, dated as of October 6, 2026 (the Registration Rights Agreement), that we entered into with the Selling Stockholder concurrently with the Securities Purchase Agreement, and subject to the blackout provisions described below, we are required to use commercially reasonable efforts to keep this registration statement continuously effective under the Securities Act until the earlier of (i) the date on which all of the shares covered by this registration statement have been sold thereunder or pursuant to Rule 144 under the Securities Act, and (ii) the date on which all of the shares covered by this registration statement may be sold without restriction pursuant to Rule 144 (including without regard to the volume limitations and manner of sale requirements of Rule 144). These obligations are subject to the termination provisions of the Registration Rights Agreement. The rights of the parties under the Registration Rights Agreement, other than in respect of underwritten offerings, will terminate automatically upon the earliest to occur of (a) the second anniversary of the closing date under the Securities Purchase Agreement, (b) the date on which all of the shares purchased under the Securities Purchase Agreement held by the Selling Stockholder and its affiliates may be sold without restriction pursuant to Rule 144 (including without regard to the volume limitations and manner of sale requirements of Rule 144), (c) the date on which the Selling Stockholder and its affiliates collectively hold shares purchased under the Securities Purchase Agreement representing less than 1% of our outstanding common stock and (d) a change of control of the Company.

The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (3)
	Shares	%	Shares	Shares	%
Teradyne, Inc. (1)	2,234,887	2.8%(2)	2,234,887	-	-

(1)	The Selling Stockholder’s principal business address is 600 Riverpark Drive, North Reading, Massachusetts 01864.

(2)	Based on 78,235,341 shares of our common stock issued and outstanding as of November 3, 2026.

(3)	Assumes that the Selling Stockholder disposes of all of its shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any portion of its shares of common stock covered by this prospectus.

Registration Rights

Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the SEC, on the closing date under the Securities Purchase Agreement, a registration statement on Form S-3 covering the resale of all of the shares sold pursuant to the Securities Purchase Agreement and to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act as described above, subject to the blackout and termination provisions of the Registration Rights Agreement. Under the Registration Rights Agreement, we will bear the fees and expenses of preparing, filing and, to the extent required by that agreement, maintaining the registration statement, including registration and filing fees, printing expenses, and the fees and expenses of our counsel and our independent registered public accounting firm. The Selling Stockholder will bear all other fees, costs and expenses incurred by it, including underwriting discounts, selling commissions, applicable stock transfer taxes and fees, and the fees and disbursements of its counsel, accountants and other advisors. In addition, pursuant to the Securities Purchase Agreement, we have agreed to indemnify the Selling Stockholder and certain related indemnified parties against losses arising out of material misstatements or alleged material misstatements in, or material omissions or alleged material omissions from, the registration statement or this prospectus, except to the extent made in reliance upon and in conformity with written information furnished by or on behalf of the Selling Stockholder expressly for use therein. The Selling Stockholder has agreed to indemnify us and certain related indemnified parties only to that extent. Each party’s aggregate liability under its respective indemnification provision is capped at the purchase price under the Securities Purchase Agreement.

Under the Registration Rights Agreement, we may postpone or suspend filing or effectiveness of a registration statement, or use of its prospectus, for up to 60 days in any single instance or 90 days in the aggregate in any twelve-month period if our board of directors determines in good faith that disclosure of material non-public information would be materially detrimental to us or that filing, effectiveness or use would materially interfere with a bona fide material financing, acquisition, disposition or similar transaction. These provisions also apply to underwritten offerings.

The Selling Stockholder also has limited piggyback registration rights, subject to specified exclusions and customary underwriting cutbacks, with our shares having priority. We are not required to include the Selling Stockholder's shares in more than one such registration in any twelve-month period or more than two in the aggregate.

Contractual registration rights may not be transferred without the other party’s prior written consent.

Transfer Restrictions

The shares offered by this prospectus are subject to transfer restrictions under the Securities Purchase Agreement. Prior to any transfer of the shares (other than an exempt transfer), the Selling Stockholder must elect, in its sole discretion, to proceed under either a right of first offer or a right of first refusal in our favor. Under the right of first offer, if the Selling Stockholder proposes to transfer shares at a fixed price, we have ten business days after receipt of the Selling Stockholder’s offer notice to elect to purchase all or any portion of the offered shares at the offer price and on the other terms specified in the notice. Under the alternative right of first refusal, we have ten business days after receipt of the Selling Stockholder’s transfer notice to elect to purchase all or any portion of the shares at the proposed price and on the other terms set forth in the notice. If we do not exercise this right, the Selling Stockholder may transfer the shares to the identified transferee within 180 days following expiration or waiver of that period, at a price not less than 95% of the proposed price and on terms not materially more favorable to the transferee. We may not exercise either right while in material breach of our obligations under the Securities Purchase Agreement. The right of first offer and right of first refusal do not apply to certain exempt transfers, including (i) transfers to an affiliate of the Selling Stockholder that agrees in writing to be bound by these provisions, (ii) transfers pursuant to a merger, consolidation, tender offer, exchange offer or other business combination involving the Company that has been approved by our board of directors, (iii) transfers to a bona fide third-party pledgee in connection with a margin loan or other financing arrangement, or any subsequent foreclosure or similar disposition by such pledgee, (iv) transfers to a successor entity that acquires all or substantially all of the Selling Stockholder’s consolidated assets and agrees in writing to be bound by these provisions, (v) transfers required by applicable law, regulation or governmental order, (vi) transfers effected through an underwritten public offering and (vii) transfers for gross proceeds of up to $100,000,000 in any calendar quarter in sales at variable market prices (including sales through a broker on Nasdaq or pursuant to a trading plan), of shares representing, on any day, up to 10% of the daily trading volume of our common stock on Nasdaq (or its primary market if different) on the immediately preceding trading day. The right of first offer and right of first refusal will terminate upon the earlier of (A) the date on which the Selling Stockholder and its affiliates collectively hold fewer than 200,000 of the shares purchased under the Securities Purchase Agreement (as adjusted for stock splits, stock dividends, recapitalizations or similar events) and (B) a change of control of the Company.

Material Relationships with the Selling Stockholder

We engage in arm’s length commercial transactions with the Selling Stockholder and have a broad technology collaboration with the Selling Stockholder aimed at accelerating the development, validation, and high-volume production deployment of next-generation semiconductor devices. The Selling Stockholder does not have and within the past three years has not had any position, office, or other material relationship with us.

PLAN OF DISTRIBUTION

The Selling Stockholder, which includes the Selling Stockholder named herein and donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will bear the registration expenses allocated to us under the Registration Rights Agreement. The Selling Stockholder will bear all other fees, costs and expenses incurred by it, including underwriting discounts, selling commissions, applicable stock transfer taxes and fees, and the fees and disbursements of its counsel, accountants and other advisors, as described under “Selling Stockholder—Registration Rights.” The Selling Stockholder may sell some or all of the shares of common stock covered by this prospectus from time to time or may decide not to sell any of the shares of common stock covered by this prospectus. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Subject to the transfer restrictions described under “Selling Stockholder—Transfer Restrictions,” the Selling Stockholder may use any one or more of, or a combination of, the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholder;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly to purchasers or to or through underwriters, broker-dealers or agents;

•	short sales entered into after the effective date of the registration statement of which this prospectus is a part, and settlement of those short sales through delivery of shares covered by this prospectus, in each case in compliance with applicable law;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	privately negotiated transactions;

•	through agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling stockholder information to identify the pledgee, transferee or other successor in interest as a Selling Stockholder under this prospectus. The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be included in the term “Selling Stockholder” for purposes of this prospectus.

Any sale, transfer or other disposition of shares by the Selling Stockholder is subject to the right of first offer, right of first refusal and other transfer restrictions under the Securities Purchase Agreement described under “Selling Stockholder—Transfer Restrictions.”

The aggregate proceeds to the Selling Stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholder shall not be deemed to be an underwriter solely as a result of its participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. “Underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the Registration Rights Agreement, if the Selling Stockholder holds shares purchased under the Securities Purchase Agreement with an aggregate market value of at least $50,000,000, the Selling Stockholder has the right to require us to facilitate no more than three underwritten offerings of such shares, subject to customary terms and conditions, provided that the Selling Stockholder may not require us to facilitate more than one underwritten offering during any six-month period. If the Selling Stockholder sells shares in an underwritten offering, the names of the underwriters, the number of shares sold, the public offering price, any underwriting discounts and commissions and other terms of the offering will be set forth in an accompanying prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Securities Purchase Agreement, we have agreed to indemnify the Selling Stockholder against certain losses arising from material misstatements or omissions in the registration statement or related prospectus, except to the extent based on information furnished by or on behalf of the Selling Stockholder expressly for use therein, and the Selling Stockholder has agreed to indemnify us against such losses solely to the extent arising from material misstatements or omissions based on written information furnished by or on behalf of the Selling Stockholder expressly for use therein, in each case subject to the limitations set forth in the Securities Purchase Agreement.

Subject to the blackout and termination provisions described under “Selling Stockholder—Registration Rights” and “Selling Stockholder,” we have agreed in the Registration Rights Agreement to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part continuously effective until the earlier of (i) the date on which all shares covered by this prospectus have been sold thereunder or pursuant to Rule 144 under the Securities Act and (ii) the date on which all shares covered by this prospectus may be sold without restriction pursuant to Rule 144 (including without regard to its volume limitations and manner of sale requirements). The Registration Rights Agreement separately provides rights in respect of underwritten offerings, as described above, which are excepted from its general post-closing termination provisions.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Freshfields US LLP, Redwood City, California.

EXPERTS

The consolidated financial statements of FormFactor, Inc. as of December 27, 2025 and December 28, 2024, and for each of the years in the three-year period ended December 27, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 27, 2025 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.formfactor.com. The information contained in or that can be accessed through our website is not part of this prospectus.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See the description of our capital stock incorporated by reference in this prospectus for a description of the terms of our capital stock. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon written or oral request and without charge. Written requests for such copies should be directed to FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551. Telephone requests may be made by calling (925) 290-4000. Our website is located at www.formfactor.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portions of these documents that were deemed to have been furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including any financial statements or exhibits related thereto and furnished pursuant to Item 9.01) after the date of this registration statement and prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC on February 20, 2026, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders, filed with the SEC on April 2, 2026;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2026, June 27, 2026 and September 26, 2026, filed with the SEC on May 5, 2026, August 4, 2026 and November 3, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 9, 2026, February 18, 2026, May 19, 2026 and October 13, 2026; and

•	the description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the SEC on February 22, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus and any applicable prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus and any applicable prospectus supplement, but not delivered with the prospectus and any applicable prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus and any applicable prospectus supplement incorporates. You should direct written requests to: FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, or you may call us at (925) 290-4000. You may read and copy the registration statement, as well as our reports, proxy statements and other information, on the SEC’s website at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at http://www.formfactor.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus.

Up to 2,234,887 Shares of Common Stock
Offered by the Selling Stockholder

PROSPECTUS

November 12, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the securities being registered hereby.

SEC registration fee	$17,503
Legal fees and expenses	250,000
Accounting fees and expenses	30,000
Printing and miscellaneous expenses	—
Total	$297,503

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law (DGCL) permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, for a director only, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, obtained an improper personal benefit, or for an officer only, in any action by or in the right of the corporation.

Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. Subject to the applicable standards of conduct under Section 145, the indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding; provided that, in actions by or in the right of the corporation, indemnification is generally limited to expenses and is subject to additional limitations where the person is adjudged liable to the corporation. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding, subject to an undertaking to repay such amounts where required by Section 145. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our amended and restated certificate of incorporation contains provisions that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or an officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except for liability for:

•	any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for a director only, liability under Section 174 of the DGCL;

•	any transaction from which the director or officer derived an improper personal benefit; or

•	for an officer only, in any action by or in the right of the corporation.

These limitations of liability do not alter director or officer liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws contain indemnification obligations in favor of our directors and officers.

We have entered into indemnification agreements with our directors and certain of our officers.

Item 16. Exhibits

Exhibit Number	Exhibit Title
3.1	Amended and Restated Certificate of Incorporation of FormFactor, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K, File No. 000-50307, filed by FormFactor, Inc. on May 19, 2026 and incorporated herein by reference).
3.2	Amended and Restated By-laws of FormFactor, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K, File No. 000-50307, filed by FormFactor, Inc. on July 30, 2025 and incorporated herein by reference).
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.01 to the Registration Statement on Form S-1/A, File No. 333-86738, filed by FormFactor, Inc. on May 28, 2002 and incorporated herein by reference).
4.2	Description of Securities (filed as Exhibit 4.2 to the Annual Report on Form 10-K, File No. 000-50307, filed by FormFactor, Inc. on February 22, 2021 and incorporated herein by reference).
4.3	Registration Rights Agreement, dated as of October 6, 2026, by and between FormFactor, Inc. and Teradyne, Inc. (filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 000-50307, filed by FormFactor, Inc. on November 3, 2026 and incorporated herein by reference).
5.1	Opinion of Freshfields US LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Freshfields US LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature page to this registration statement).
107.1	Filing Fee Table.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Livermore, State of California, on November 9, 2026.

FORMFACTOR, INC.

By:	/s/ MICHAEL D. SLESSOR
Michael D. Slessor
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Aric McKinnis and Alan Chan, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. SLESSOR	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2026
Michael D. Slessor

/s/ ARIC MCKINNIS	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 9, 2026
Aric McKinnis

/s/ THOMAS ST. DENNIS	Director	November 9, 2026
Thomas St. Dennis

/s/ REBECA OBREGON JIMENEZ	Director	November 9, 2026
Rebeca Obregon Jimenez

/s/ SHERI RHODES	Director	November 9, 2026
Sheri Rhodes

/s/ KELLEY STEVEN-WAISS	Director	November 9, 2026
Kelley Steven-Waiss

/s/ JORGE TITINGER	Director	November 9, 2026
Jorge Titinger

/s/ BRIAN WHITE	Director	November 9, 2026
Brian White